                              January 3, 1995



PCT Holdings, Inc.
ATTENTION:  Mr. Donald A. Wright
434 Olds Station Road
Wenatchee, Washington  98801

Dear Mr. Wright:

     This will confirm the agreement and understanding made and entered this 4th day of January, 1995 by and between PCT Holdings, Inc., a Washington corporation (the "Company"), and Lysys Ltd., a Swiss limited company ("Lysys"), with reference to proposed financing for the Company. This Agreement is accepted and executed by Lysys in Salt Lake City, Utah.
Specifically, we agree as follows:

     1. Lysys will use its best efforts to find suitable and qualifying investors for the purchase of up to $4,000,000 of the Company's common stock, no par value per share (the "Shares"), at a price of no less than $5.00 per Share for up to 800,000 shares on terms and conditions mutually acceptable to the parties hereto, in an offering qualifying under Regulation S promulgated under the Securities Act of 1933, as amended (the "Act"), relating to exemptions from registration of securities under such Act in connection with certain offers and sales to non-U.S. investors. Such offers and sales shall be made by the Company in accordance with the provisions of said Regulation S and all other applicable provisions of the U.S. securities laws, including, but not limited to, the laws and regulations governing disclosure of business and financial information to prospective investors.

     2. To induce Lysys to enter into this Agreement, the Company hereby represents and warrants to and agrees with Lysys as follows:

               a. at the time of the offer and sale under Regulation S, the Company shall have completed a merger with a corporation whose shares are traded on the public market and shall have applied for listing of its Shares for trading on the Nasdaq Stock Market and such Shares shall be trading at or above $8.00 per share in the over-the-counter market;

               b. the Company shall be current in all reporting obligations as a public company under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and nothing shall have occurred which would prevent its Shares from being traded under the Act or the 1934 Act, as the case may be;

               c. the Company shall have caused to be prepared a private placement memorandum or similar offering document in accordance with the Rules and Regulations promulgated under the Act and shall have delivered the same to Lysys and to all prospective investors introduced to the Company by Lysys in connection with this Agreement, and all statements of material fact contained in such memorandum will be true and correct to the best knowledge of the Company and the memorandum will not include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               d. the financial statements of the Company together with related notes as set forth therein will present fairly the financial condition of the Company and have been or will have been at the time of the offer and sale of the Shares prepared by an independent certified public accountant within the meaning of the Act and in accordance with generally accepted accounting principles consistently applied throughout the period concerned except as otherwise stated therein;

               e. subsequent to the dates as of which information is given in the private placement memorandum and prior to the date funds are received by the Company (i) there shall not be any material adverse change in the condition, financial or otherwise, of the Company or in its business taken as a whole; (ii) there shall not have been any material transaction entered into by the Company other than transactions in the ordinary course of business;(1) (iii) the Company shall not have incurred any material obligations, contingent or otherwise, which are not disclosed in the memorandum; (iv) there shall not have been nor will there be any change in the capital stock(2) or long-term debt (except current payments) of the Company; and (v) the Company has not and will not have paid or declared any dividends or other distributions on its common stock;

               f. the Company is not in any default which has not been waived in the performance of any obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness or any material indenture or loan agreement of the Company;

- -------------------------
     (1) The Company has entered into a letter of intent to acquire a company situated in San Diego, California. Subject to review of the final terms of said acquisition, Lysys agrees that consummation of that transaction will not constitute a breach or violation of section 2(e)(ii).

     (2) The Company is presently negotiating with certain holders of warrants and options to purchase its common stock in order to induce said holders to exercise those warrants and options. The Company may agree to reduce the exercise price of the warrants and options by as much as fifty percent (50%). Subject to review of the final terms for exercise of said warrants and options offered by the Company, Lysys agrees that the exercise of said
                                                                  (continued...)

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               g. the  Company  is and  will be duly  incorporated  and  validly existing in good standing as a corporation under the laws of the State of Washington, with authorized and outstanding capital stock of 25,000,000 common and 5,000,000 preferred shares, respectively, with full power and authority (corporate and other) to own its property and conduct its business, present and proposed, in whatever jurisdiction the same shall be located or conducted, as the case may be;

               h. the Shares will be and the issued and outstanding capital stock of the Company has been duly and validly authorized, issued and fully paid and nonassessable and will conform to all statements with regard thereto contained in the

- -------------------------
(...continued)
warrants and options by the holders and the resulting issuance of additional shares of common stock will not constitute a breach or violation of section 2(e)(iv). The Company has also been engaged since July 18, 1994 in an offering of its common stock pursuant to exemptions provided by Section 4(2) of the Act and Regulation D thereunder. The Company has agreed to immediately terminate said offering; provided, however, that any shares of common stock issued by the Company pursuant to subscriptions made prior to the date hereof shall not constitute a breach or violation of section 2(e)(iv).

     (3) The Company is presently negotiating with a lending institution to provide new long- and short-term credit facilities for the Company. Subject to review of the final terms of said credit facility or facilities, Lysys agrees that obtaining said credit facility in replacement of certain existing indebtedness will not constitute a breach or violation of section 2(e)(iv).

     (4) The Company believes that a wholly-owned subsidiary may be in technical default under the terms of a loan agreement with a U.S. bank. The Company and its subsidiary are currently negotiating to cure said default. Subject to the curing of said default and review of the final terms whereby said default is cured, Lysys agrees that said default shall not constitute a breach or violation of section 2(f).

     offering memorandum and no sales of securities have been made by the Company in violation of the registration provisions of the Act; and

               i. except as previously disclosed to Lysys and as disclosed in the memorandum, there is and at the time of the offer and sale of the Shares there will be no action, suit or proceeding before any court or governmental agency, authority or body pending or to the knowledge of the Company threatened which might result in judgments against the Company not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company, or would materially affect the properties or assets of the Company.

     3. In consideration of Lysys' efforts hereunder, the Company agrees that it shall (a) pay Lysys an amount equal to a minimum of five percent (5%) of the gross proceeds from the sale of the Shares and (b) convey to Lysys or its assigns 1,000,000 shares of the Company's common stock issued under Regulation S promulgated under the Act, which shares shall be due Lysys at closing of the merger with the public corporation. Lysys shall not sell or transfer any of the Shares to any person, regardless of the residence of such person, for a period of thirty (30) days following the approval of Sellers' application for listing of its common stock on the NASDAQ Stock Market or until September 1, 1995, whichever occurs first. At the time of execution of this Agreement, the Company shall pay Lysys an expense allowance of $25,000, which allowance shall be used as a retainer for its legal counsel. Furthermore, the Company shall reimburse Lysys within ten (10) days after billing for each and every expense it may incur, including administrative cost and professional fees, mailing, telephone, travel, clerical or other office costs incurred by Lysys or its personnel in connection with this matter. Unless otherwise agreed and exclusive of Lysys professional fees (legal and accounting), the Company shall not be obligated to reimburse Lysys for its expenses and administrative fees in excess of $50,000.00. If at any time the Company does not or cannot proceed with the offering of the Shares, or the covenants or representations set out in this Agreement are not materially correct or cannot be complied with, or if there is a material change in the financial condition, business, prospects or obligations of the Company (of which the Company will notify Lysys promptly), the Company shall immediately reimburse Lysys in full for its accountable out-of-pocket expenses, including legal fees and disbursements, subject to this paragraph.

     4.   The Company covenants and agrees with Lysys that:

               a. following the date of this Agreement, the Company will not use any offering materials or supplement or amend any such materials unless and until a copy of such materials, as amended or supplemented, shall first be furnished to Lysys within a reasonable time period prior to the proposed use thereof, or of which Lysys or counsel for Lysys has reasonably objected, in writing, on the ground that such materials are not in compliance with the Act or the Rules and Regulations thereunder;

               b. the Company, at its own expense, will prepare and give and will continue to give such financial statements and other information to and as may be required by the Securities and Exchange Commission (the "Commission") or the proper public bodies of the states in which the Shares may be qualified;

               c. during the three (3) years following the offer and sale as contemplated hereunder, the Company will deliver to Lysys copies of all reports, other communications and financial statements furnished to its stockholders and deliver to Lysys as soon as available all reports and financial statements furnished to or filed with the Commission and, as soon as practicable and to the extent the Company has knowledge of such information, every press release and every material news item and article in respect of the Company or its affairs and such additional information concerning the business and financial condition of the Company as Lysys may from time to time reasonably request;

               d. the Company will pay, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated, all costs and expenses incident to the performance of its obligations under this Agreement, including all expenses incident to the offer and sale of the Shares, fees incident to the filing of the application for and obtaining approval of listing with Nasdaq, the costs and counsel fees and disbursements of counsel and accountants for the Company, costs for preparing and printing the memorandum, the cost and charges of any transfer agent or registrar, travel and other related costs incurred in due diligence, and all other direct and indirect costs and expenses incident to the performance of the obligations of the Company not otherwise specifically provided in this section, and will furnish Lysys and its attorneys with a completed bound volume, prepared by the Company and its counsel, containing all appropriate documents relating to the merger of the Company and the offering contemplated by this Agreement;

               e. the Company shall supply Lysys with such financial statements, contracts and other corporate records and documents as Lysys shall deem necessary and it shall supply Lysys' counsel or such parties performing due diligence functions for Lysys with all corporate papers, contracts, documents and information as may be required by them in connection with their examination; Lysys shall be entitled to receive interim financial statements and other information from the Company upon reasonable request after consummation of the transactions contemplated herein and in addition, Lysys and its counsel and any accounting experts it deems necessary shall have the right to examine the audits and working papers of the Company and to meet with the Company's independent accountants; at all times the Company will cooperate with Lysys in such investigation as Lysys may make or cause to be made of all the properties, business and operations of the Company; and

               f. prior to commencement  of the offering of Shares  described in section 1 hereof, the Company shall reduce the number of members of its Board of Directors from nine (9) to seven (7) and one (1) person nominated by Lysys shall be selected as a member thereof to serve a term of not less than three (3) years.

     5. The Company agrees to indemnify and hold harmless Lysys and each person, if any, who controls Lysys, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or any other statute or at common law and to reimburse the persons indemnified as above for any legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon any untrue statement or alleged untrue statement or the omission or alleged omission of any material fact. Lysys shall notify the Company within ten (10) days after the receipt by it of any action against Lysys or any of the aforesaid persons, in respect of which indemnity may be sought from the Company on account of this agreement, to notify the Company in writing of the commencement of such an action.

     6. Lysys agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or any other statute or at common law and to reimburse the persons indemnified as above for any legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon any untrue statement or alleged untrue statement or the omission or alleged omission of any material fact. The Company shall notify Lysys within ten (10) days after the receipt by it of any action against the Company or any of the aforesaid persons, in respect of which indemnity may be sought from Lysys on account of this agreement, to notify Lysys in writing of the commencement of such an action.

          7. The Company agrees, at its expense, to provide such opinions of counsel and letters of its auditors as Lysys may reasonably request in connection with the condition of the Company prior to the offer and sale of any of the Shares. In addition, the Company shall provide certificates from its officers and Chairman of its Board of Directors as reasonably requested by Lysys, in connection with the representations and warranties of the Company contained in this Agreement and the representations and disclosures contained in any memorandum or other document prepared in connection with the offer and sale of the Shares.

          8. This  Agreement  shall remain in force and effect for a term of six
(6) months from the date of the execution of this writing and may be extended for additional thirty (30) day periods in a writing between the parties attached hereto. The Agreement may be terminated by either party by notice to the other if the Company shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement.

          9. Any termination of this Agreement shall be without liability of any character on the part of any party hereto, except that the Company shall remain obligated to pay the costs and expenses provided to be paid by it specified hereinabove and the Company and Lysys shall remain obligated under the covenants of indemnification in sections 5 and 6, above.

          10. Both parties shall be given notice for the purpose of this Agreement at the address stated below the authorized signatures for such parties on the last page hereof; provided that should a party change its address, it shall provide the other party with notice of such change and attach onto this Agreement a certificate of such change of address. All notice shall be given in writing and in the English language. This writing constitutes the entire Agreement between Lysys and the Company with regard to the subject matter hereof and it shall not be amended or expanded by parol evidence and may be changed only in a writing attached hereto, signed by both parties. A copy of each notice to Lysys shall also be delivered to its counsel, Jeffrey M. Jones, Esq., Durham, Evans, Jones & Pinegar, 50 South Main Street, Suite 850, Salt Lake City, UT 84144.

          11. This Agreement is made solely for the benefit of the named parties hereto, their respective officers and directors and controlling person referred to in Section 15 of the Act, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchasers, as such, of any of the Shares. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company or its officers as set forth in or made pursuant to this Agreement and the indemnity agreement of the Company in section 6, above, shall survive and remain in full force and effect, regardless of delivery of or payment for the Shares, and any successor of the Company and Lysys shall be entitled to the benefits hereof. This Agreement is accepted and entered into by the Company and Lysys in Utah, U.S.A. It shall be controlled and governed by Utah law. If this Agreement is translated into a language other than English and there are discrepancies or differences between the English language version of the text and the foreign language version, the English language version shall prevail. Should any part or provision of this Agreement be found void or voidable, the balance shall be given reasonable interpretation and implied so far as possible. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

          Please indicate your acceptance and agreement with the terms of this letter by signing the enclosed copies and the original hereof and returning the original and one or more signed copies to the undersigned.

                         Very truly yours,

                         Lysys Ltd.

                              /s/ ROGER DUDLEY
                            ---------------------------------------
                         By:  Roger Dudley
                         Its: Agent

                     ADDRESS: c/o Studdert Companies Corp.
                              1225 Eagle Gate Tower
                              60 East South Temple
                              Salt Lake City, Utah 84111
                              ATTENTION: Roger D. Dudley

We hereby confirm as of the date hereof that the above letter sets forth the agreement between the Company and Lysys:

PCT Holdings, Inc.
     /s/ DONALD A. WRIGHT
     ------------------------
By:  Donald A. Wright
Title:    President

ADDRESS:  434 Olds Station Road
          Wenatchee, Washington  98801
          Attention:  Donald A. Wright